                                                                  Exhibit 4.3(c)



                         THE CHASE MANHATTAN CORPORATION

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                                as Trustee





                         THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 29, 2000

                                       to

                                    INDENTURE

                            Dated as of April 1, 1987
                              Amended and Restated
                       as of December 15, 1992, as amended


                          SUBORDINATED DEBT SECURITIES
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            THIRD SUPPLEMENTAL INDENTURE, dated as of December 29, 2000, between, THE CHASE MANHATTAN CORPORATION, a Delaware corporation (the "Corporation"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of New York, National Association), a national banking association, as successor to Morgan Guaranty Trust Company of New York, a New York banking corporation, as trustee (the "Trustee", which term shall include any successor trustee appointed pursuant to Article Eight of the Indenture hereafter referred
to).

            WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a certain Indenture, dated as of April 1, 1987, as amended by a First Supplemental Indenture, dated as of October 27, 1988, as amended and restated as of December 15, 1992, and by a Second Supplemental Indenture, dated as of October 8, 1996 (as so amended, the "Indenture"; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

            WHEREAS, the Corporation and J.P. Morgan & Co. Incorporated ("J.P. Morgan") have entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), which contemplates the execution and filing of a Certificate of Merger on the date hereof providing for the merger (effective December 31, 2000) of J.P. Morgan with and into the Corporation, with the Corporation continuing its corporate existence under Delaware law under the name "J.P. Morgan Chase & Co.";

            WHEREAS, Section 11.01(j) of the Indenture provides, among other things, that, without the consent of the holders of any Securities, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to make such provisions in regard to matters or questions arising under the Indenture which the Board of Directors may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Securities;

            WHEREAS, the Corporation desires and has requested that the Trustee join in the execution of this Third Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

            WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by resolutions of the boards of directors of the Corporation; and

            WHEREAS, all conditions precedent and requirements necessary to make this Third Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

            NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities, as follows:


                                       1
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                                  ARTICLE ONE

                       REPRESENTATIONS OF THE CORPORATION

            The Corporation represents and warrants to the Trustee as follows:

            SECTION 1.1. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            SECTION 1.2. The execution, delivery and performance by the Corporation of this Third Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

                                  ARTICLE TWO

                                  AMENDMENTS

            SECTION 2.1. The definition of "Senior Indebtedness" contained in
Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

                  "'Senior Indebtedness' of the Corporation means the principal of, premium, if any, and interest on: (i) all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (A) the Securities; (B) all securities issued pursuant to the Amended and Restated Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of March 29, 1996, the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Corporation (as successor-by-merger to The Chase Manhattan Corporation, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time; (C) all securities issued pursuant to the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Corporation (as successor-by-merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time; (D) all securities issued pursuant to the Indenture, dated as of December 1, 1986, as amended by the First Supplemental Indenture, dated as of May 12, 1992, and the Second Supplemental Indenture, dated as of December 29, 2000, between the Corporation (as successor-by-merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Citibank, N.A., a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time; and (E) such other indebtedness as is by its terms expressly stated not to be superior in right of payment to, or to rank pari passu with, the Securities


                                       2
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      or the other securities referred to in clauses (B) through (D); and (ii)
      any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, the Corporation for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Securities shall rank pari passu with the securities referred to in clauses (i)(B) through (i)(D) above, subject to the subordination provisions of Article Sixteen."

            SECTION 2.2. Except as amended hereby, the Indenture and the Securities and Coupons are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

                                 ARTICLE THREE

                                MISCELLANEOUS

            SECTION 3.1. The Trustee accepts the modification of the Indenture effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Corporation. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Third Supplemental Indenture.

            SECTION 3.2. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision included in this Third Supplemental Indenture or in the Indenture that is required to be included in this Third Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

            SECTION 3.3. Nothing in this Third Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Third Supplemental Indenture.

            SECTION 3.4. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

            SECTION 3.5. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 3.6. This Third Supplemental Indenture shall become effective as of the Effective Time (as defined in the Merger Agreement).


                                       3
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            IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.



                                    THE CHASE MANHATTAN
                                      CORPORATION



                                    By____________________________________
                                       Name:
                                       Title:



(Corporate Seal)

Attest:



________________________________
Assistant Secretary

                                    U.S. BANK TRUST NATIONAL
                                      ASSOCIATION, as Trustee



                                    By____________________________________
                                        Name:
                                        Title:



(Corporate Seal)

Attest:



________________________________
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STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )



            On this ____ day of December, 2000, before me, the undersigned officer, personally appeared Marc J. Shapiro, who acknowledged himself to be the Vice Chairman, Finance, Risk Management and Administration of THE CHASE MANHATTAN CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    _____________________________________
                                    Notary Public





[SEAL]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )



            On this ___ day of December, 2000, before me, the undersigned officer, personally appeared _______________, who acknowledged himself to be _______________ of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                    _____________________________________
                                    Notary Public



[SEAL]